U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 28, 2017

MEDICINE MAN TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-55450	46-5289499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4880 Havana Street

Suite 201

Denver, Colorado 80239

(Address of principal executive offices)

(303) 371-0387

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective April 28, 2017, our Board of Directors by unanimous consent approved an amendment to our Bylaws which increases the number of members of our Board of Directors to five (5) persons and further provides for directors to be divided into three classes, designated Class A, Class B, and Class C. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors but in no event shall the number of directors to be elected annually be less than one-fourth of all of the directors.

As a result, at our 2017 annual meeting of shareholders, Class A directors shall be elected for a one-year term, Class B directors for a two-year term and Class C directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 2018, successors to the class of directors whose term expires at that annual meeting shall be elected for a similar term to the position expiring.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included in this report:

No.	Description

3.5	Amendment to Bylaws

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.
(Registrant)

Dated: May 2, 2017	By:	/s/ Brett Roper
Brett Roper, Chief Operating Officer

3